ADDENDUM TO LICENSE AGREEMENT DATED JUNE 30, 1999

      THIS ADDENDUM TO LICENSE AGREEMENT DATED JUNE 30, 2000 is made this 12th day of December, 2000.

BETWEEN:

     AUTOEYE, INC., a company incorporated under the laws of the Province of Alberta (hereinafter called the "Licensor");

                             - and -

     REMOTE UTILITIES NETWORK, INC., a company incorporated under the laws of the State of Nevada (hereinafter called the "Licensee").

      WHEREAS the Licensor and the Licensee wish to clarify the intent of the License Agreement entered into between the parties on June 30, 2000 (the "Agreement");

      NOW  THEREFORE THE PARTIES hereto, in consideration of  the
mutual   agreement  hereinafter  contained  and  promised  herein
expressed, do hereby agree as follows:

1. That subparagraph (a) to paragraph 1 of the Agreement shall be added which reads as follows:

          (a) Licensor shall bear all costs and expenses incurred by Licensee in the operation of its business during the development of the project until the AMVSS is ready to market. Such costs shall include, but not be limited to, manufacturing costs, registration fees and employee salaries. In addition, Licensor shall provide Licensee with office space, at no cost to Licensee, to perform its administrative tasks, sales, marketing, research and development of the product.

2. That all other terms and conditions of the Agreement shall remain in full force and effect.



      IN WITNESS WHEREOF the parties have executed this Addendum as of the day, month and year first above written.

                              AUTOEYE, INC.


                              Per: /s/ Robert J. Gentles


                              REMOTE UTILITIES NETWORK, INC.


                              Per: /s/ David Phan